EXHIBITS 5.1 AND 23.2


May 26, 2005


Enigma Software Group, Inc.
17 State Street
New York, New York 10004

Gentlemen:

You have requested our opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Enigma Software Group, Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for registration under said Act of an additional 3,000,000 shares of common stock (the "Shares") in connection with the Company's 2005 Stock Option and Grant Plan (the "Plan"). We are of the opinion that:

1. The Company is a company duly incorporated and existing under the laws of the State of Delaware.

2. When any shares shall have been issued and delivered in accordance with the Plan, such shares shall be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name in the aforementioned Registration Statement.

Very truly yours,


Thelen Reid & Priest LLP